Exhibit 99.4
Earn Customer Preference: Increasing Delta's Value from the Inside Out Tim Mapes Vice President - Marketing March 27, 2007

Safe Harbor This presentation contains various projections and other forward-looking statements which represent Delta's estimates or expectations regarding future events. All forward-looking statements involve a number of assumptions, risks and uncertainties, many of which are beyond Delta's control, that could cause the actual results to differ materially from the projected results. Factors which could cause such differences include, without limitation, business, economic, competitive, industry, regulatory, market and financial uncertainties and contingencies, as well as the "Risk Factors" discussed in Delta's Form 10-K filed with the SEC on March 2, 2007. Caution should be taken not to place undue reliance on Delta's forward-looking statements, which represent Delta's views only as of the date of this presentation, and which Delta has no current intention to update. In this presentation, we will discuss certain non-GAAP financial measures in talking about our company's performance. You can find the reconciliations of those measures to comparable GAAP measures in the appendix of this presentation. None of the statements contained herein are a solicitation of votes for or against any plan of reorganization. Any such solicitation shall only be made through a disclosure statement approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

The (Recent) Past "the uncomfortable, served the inedible by the indifferent" - 2005 Zagat survey

Overview What customers value - from our people - from our products - from our brand Improvements, investments made - in Delta people - in Delta products - to Delta's customer experience Proof it is working Focus: positioning Delta to win

Pace of modern life "insane" Robs us of time + worse, our basic humanity 57% of Gen X parents are stressed by not having enough time to spend with their spouse 82% of Gen X dads say spending lots of time with family is important in their personal life today But only 58% agree that they actually spend lots of time with family lots of time with family lots of time with family lots of time with family lots of time with family lots of time with family lots of time with family lots of time with family lots of time with family lots of time with family lots of time with family What Customers Say

A Wake Up Call We're the airline that "loves to fly" so much it shows!

Restored Pride

Unifying Brand Idea CURRENT STATE "Air travel is a series of moments lost or wasted - no one seems to care or respect my time" IDEA Every moment matters DESIRED STATE "Delta gets it - they show respect to me + are actively working to enhance every moment of my travel experience" INSIGHT Time is the ultimate luxury DELTA'S ESSENCE 21ST Century Gracious

Real time information to customers via phone, email or pager Choose notification preference on delta.com Receive timely information Advance changes to flight times Last-minute flight cancellations and delays Upgrades Gate changes Courtesy reminders (eff. May 2007) Earning Preference - via Technology

Earning Preference - via Technology 1 International Kiosk: Introducing new international kiosks with passport scanning capability In Atlanta nearly 25% of international customers now use a kiosk to check-in Alternate Language Kiosk: Kiosk functionality is now available in Spanish, with French coming soon

Earning Preference - via Facility Improvements Made lobby improvements in Atlanta and JFK Added more kiosks and expanded Crown Room Clubs and upgraded existing clubs Incorporated new pod seating in gate areas giving travelers more personal space and comfort Added incremental Recharge and Relax zones New Crown Room Club in Atlanta Concourse C New Pod Seating New Check in Area and Kiosks in Atlanta

Earning Preference - via Entertainment Transcontinental and international fleet are being equipped with seat back in flight entertainment.

Earning Preference - via a Revitalized Product Offering Mango Kiss Mile High Mojito Passion Fruit Sparkler New all-leather seats and brighter cabins New stylish uniforms Refurbished aircraft interiors with all leather seats and brighter lights throughout the cabin New Richard Tyler uniforms New signature cocktails from Rande Gerber - the Mile High Mojito and Dirty Martini - made exclusively for Delta

Earning Preference – via International Product Upgrades

- Enhanced *Economy* service by offering a complimentary cocktail with meal service, additional snacks, new menus, and amenity kits with eyeshades and ear plugs
- Upgraded *Business Elite* by offering more comfortable seats, digital seatback entertainment, and a new menu designed by celebrity chef Michelle Bernstein



Complimentary alcoholic drink with meal service


ice cream

Mid-flight snack, additional snacks in Economy



Small amenity kit (shades/earplugs) in Economy

Michelle Bernstein spices up the *Business Elite* menu



Refurbished and more comfortable *Business Elite* seats



Lie flat seats for 2008 B777 deliveries in *Business Elite*



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Proof it is Working Customer Satisfaction scores from GAP 2Q06-3Q06 (BusinessElite) Arrows indicate statistical significance at the 90% Confidence level. Source: Global Airline Performance (GAP) Customer Survey Program

Source: J.D. Power and Associates 2006 Reservation Overall J.D. Power Ranking Cost and Fees Inflight Service Flight Crew Aircraft Condition/ Cleanliness Boarding/ Deplaning/ Baggage Low Ranking High Customer Service Excellence 2006 J.D. Power recognition

Delta - Positioned to Win Customer-contact employees demonstrating renewed vigor Product investments, enhancements becoming increasingly noticeable (domestically and internationally) Combination of committed employees and improved experience has Delta positioned to win